EP Global Communications Inc. and MassMutual Commit to 2007 Programs

JOHNSTOWN, PA. December 6, 2006 – EP Global Communications Inc. (OTC Bulletin Board: EPGL - News) today announced that Massachusetts Mutual Life Insurance Company (MassMutual) has renewed its annual sponsorship with the Company by supporting the EP Disability Awareness NightsTM (DAN) program in 2007. MassMutual has also committed to acquiring over 100 Vemics/EPLiveOnLine Interactive TV Quality Systems for use in its SpecialCareSM program and throughout their Agency Network. Vemics stands for Visually Enhanced Multi-Point Interactive Communications System.

MassMutual, in conjunction with EP, has sponsored Disability Awareness NightsTM at Major and Minor League ballparks across the country since the program’s inception in 2002. In addition to honoring local champions of people with special needs, the national campaign continues to draw attention to the 54 million Americans with disabilities and other special needs and their caregivers.  In the 2006 season alone MassMutual sponsored 36 DAN events at Major and Minor League ballparks through the nation reaching thousands of people with disabilities and the organizations and professional medical societies who are involved in their care and development.  In addition, MassMutual has been a champion and sponsor of the Annual Hall of Fame Baseball Game at Cooperstown each year at which the Company honors service men and women who have sustained disabilities as a result of combat operations in theatres of conflict around the world, particularly Iraq and Afghanistan.

The decision by MassMutual to work with EP and its global partner, Vemics, Inc., with the EP LiveOnLine System will enhance the ability of MassMutual to communicate more effectively in a live interactive environment with its General Agents, who are essentially located around the nation.  The system will enhance the ability of MassMutual to conduct live interactive meetings among its Agencies and Corporate offices, expand communications, augment the effectiveness of presentations and enhance productivity without the need for excessive travel and its associated costs. Finally, the benefits of information and support to participants of the SpecialCareSM program, an exclusive program developed to provide access to specialists and financial solutions that can help improve the quality of life for people with disabilities, will be augmented. More families, physicians and executive directors of non-profit organizations and professional medical societies can be reached through the use of this system in a cost-effective manner.  Vemics LiveAccess™ is a fully managed and hosted service that delivers next–generation video integrated with wideband audio and a full suite of web–collaboration tools in a single browser window accessible from a desktop or laptop anywhere in the world where broadband, DSL or wireless access to the internet is available. LiveAccess enables organizations to work and learn "virtually" as if everyone was in the same room, and it replicates virtually anything that can be done in a live classroom setting. Vemics offers a wide array of solutions, rooted in education, that include technology, industry specific content and deep customer support.   They system has been used in the financial services sector and in the medical education arena with great success over the past year.

Joe Valenzano, President and CEO of EP Global Communications Inc. feels that: “Once again MassMutual has taken a leadership role in delivering high-quality service and providing innovative, thoughtful programs and capabilities that demonstrate they are a ‘company who cares.’  MassMutual is one of twelve companies and organizations in the 36-year history of EP Magazine to have received the prestigious EP Symbol of Excellence Award symbolic of a company who has demonstrated leadership, innovative product development and selflessness in the delivery of much needed products and services for people with special needs and those involved in their care.”

About EP Global Communications, Inc.

EP Global Communications (http://www.eparent.com) ("Exceptional Parent") is a 36-year-old award-winning publishing and communications company which provides practical advice and emotional support to families of children and adults with disabilities and special health care needs -- as well as the physicians, allied health care and educational professionals who are involved in their care and development. EP uses a multi-media approach to disseminate information via: its monthly award-winning publication, Exceptional Parent; web site (www.eparent.com); clinical custom communications projects; the EP Library Bookstore (www.eplibrary.com) of disability books, videos and tapes; live and on-line interactive CME/CEU accredited Seminars & Teleconferences on a wide range of special needs topics in the chronic long term disabilities and special needs community.

About MassMutual

MassMutual Financial Group is the fleet name for Massachusetts Mutual Life Insurance Company (MassMutual) and its affiliates, with more than 13 million clients and over $395 billion in assets under management at year-end 2005.

Founded in 1851, MassMutual is a mutually owned financial protection, accumulation and income management company headquartered in Springfield, Mass. MassMutual’s major affiliates include: OppenheimerFunds, Inc.; Babson Capital Management LLC; Baring Asset Management Limited; Cornerstone Real Estate Advisers LLC; MassMutual International LLC and MML Investors Services, Inc.

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